FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

     ARVINMERITOR RECEIVABLES CORPORATION, a Delaware Corporation (“Borrower”), ARVINMERITOR, INC., an Indiana corporation (together with its successors, “ArvinMeritor”), in its capacity as the initial collection agent (in such capacity, together with its successors and permitted assigns in such capacity, the “Collection Agent”), the financial institution(s) listed on the signature pages hereof (each individually a “Lender” and collectively “Lenders”) and GMAC COMMERCIAL FINANCE LLC, a Delaware limited liability company (in its individual capacity, “GMAC CF”), for itself as a Lender and as Agent, enter into this First Amendment to Loan and Security Agreement on October 14, 2010.

BACKGROUND

     A. Borrower, ArvinMeritor, GMAC CF and the Lenders are parties to a Loan and Security Agreement dated as of September 8, 2009 (as amended from time to time, the “Loan Agreement”) and related agreements and documents. All capitalized terms used in this Amendment but not otherwise defined have the meanings given in the Loan Agreement and references to “Sections” are intended to refer to sections of the Loan Agreement.

     B. The parties are entering into this Amendment to memorialize certain amendments to the Loan Agreement. For convenience, the term "Effective Date" means midnight on October 15, 2010.

     In consideration of the foregoing, and the respective agreements, warranties and covenants in this Amendment, the parties agree as follows:

TERMS AND CONDITIONS

1. AMENDMENTS TO LOAN AGREEMENT.

     1.1 Applicable Margin. From and after the Effective Date, the definition of Applicable Margin in Section 1 is amended to read as follows:

“Applicable Margin” for each type of Loan means the applicable percentage determined based on Parent's Applicable Moody's Rating and Parent's Applicable S&P Rating according to the following grid as of any Date of Determination:

	Level 1	Level 2	Level 3	Level 4	Level 5
	Status	Status	Status	Status	Status
Base Rate	2.50%	3.00%	3.50%	3.75%	4.25%
Loans
LIBOR Loans	3.50%	4.00%	4.50%	4.75%	5.25%

The Applicable Margin will be determined based on Parent’s Status as of the close of business on any Date of Determination. As of October 15, 2010, Parent’s Status is a Level 4 Status and the Applicable Margin will not change until the third Business Day after any future Dates of Determination based on Parent’s Status at such times. Obligations for which no other interest rate is specified will accrue interest at the rate applicable to Base Rate Loans.

     1.2 No LIBOR Floor. From and after the Effective Date, the introductory clause to the definition of LIBOR in Section 1 is amended to read as follows:

"LIBOR" means, for each Interest Period, a rate per annum equal to:

     1.3 Additional Definitions: From and after the Effective Date, the following definitions are added to Section 1:

“Applicable Moody’s Rating” means, at any time, (i) the rating issued by Moody’s and then in effect with respect to Parent's senior secured long-term debt securities without third-party credit enhancement, or (ii) if the foregoing rating is no longer in effect, the senior implied credit rating issued by Moody’s and then in effect with respect to Parent.

“Applicable S&P Rating” means, at any time, (i) the rating issued by S&P and then in effect with respect to Parent's senior secured long-term debt securities without third-party credit enhancement or (ii) if the foregoing rating is no longer in effect, the corporate credit rating issued by S&P and then in effect with respect to Parent.

"Applicable Unused Line Fee" means (a) through September 30, 2011, one percent (1.0%) per annum and, and (b) thereafter, a per annum rate determined based on Parent's Applicable Moody's Rating and Parent's Applicable S&P Rating as of the last day of each calendar quarter commencing September 30, 2011:

	Level 1	Level 2	Level 3	Level 4	Level 5
	Status	Status	Status	Status	Status
Unused Line	0.50%	0.50%	0.75%	0.75%	1.00%
Fee

The Applicable Unused Line Fee will be determined based on Parent’s Status as of the close of business on any Date of Determination. As of October 15, 2010, Parent’s Status is a Level 4 Status and the Unused Line Fee will not change until the third Business Day after any future Dates of Determination based on Parent’s Status at such times.

“Date of Determination” means the Business Day on which Borrower provides written notice to Agent indicating that Parent’s Status has changed along with documentation reasonably evidencing such change.

“Level 1 Status” exists at any date if, on such date, the Parent's Applicable Moody's Rating is Ba2 or better and the Parent's Applicable S&P Rating is BB or better.

“Level 2 Status” exists at any date if, on such date, (i) the Borrower has not qualified for Level 1 Status and (ii) the Parent’s Applicable Moody’s Rating is Ba3 or better and the Parent’s Applicable S&P Rating is BB- or better.

“Level 3 Status” exists at any date if, on such date, (i) the Borrower has not qualified for Level 1 Status or Level 2 Status and (ii) the Parent’s Applicable Moody’s Rating is B1 or better and the Parent’s Applicable S&P Rating is B+ or better.

“Level 4 Status” exists at any date if, on such date, (i) the Borrower has not qualified for Level 1 Status, Level 2 Status or Level 3 Status and (ii) the Parent’s Applicable Moody’s Rating is B2 or better and the Parent’s Applicable S&P Rating is B or better.

“Level 5 Status” exists at any date if, on such date, the Borrower has not qualified for Level 1 Status, Level 2 Status, Level 3 Status or Level 4 Status.

“Status” means Level 1 Status, Level 2 Status, Level 3 Status, Level 4 Status or Level 5 Status.

     1.4 Unused Line Fee. From and after the Effective Date, the first sentence of Section 2.3(A) is amended to read as follows:

"Borrower will pay to Agent, for the benefit of Lenders which are not Defaulting Lenders, a fee in an amount equal to (1) the Commitments of all Lenders who are not Defaulting Lenders less the sum of the average daily balance of each of the Revolving Loan and the Swingline Loan (the "Unused Commitments"), multiplied by (2) the Applicable Unused Line Fee; the foregoing fee will be payable on the first day of each month in arrears.”

     1.5 Termination Date. From and after the Effective Date, the first sentence of Section 2.5 is amended to read as follows:

“This Agreement will be effective until the earlier of (a) October 15, 2013, and (b) the acceleration of all Obligations pursuant to subsection 8.3 (the “Termination Date”).”

     1.6 Obligation to Provide Notice of Certain Changes in Status. The following is added as Section 5.13:

“5.13 Change in Status. Within five Business Days after any change in Parent’s Status that would increase the Applicable Unused Line Fee and the Applicable Margin under the terms of this Agreement, Borrower must provide Agent with written notice indicating that Parent’s Status has changed along with documentation reasonably evidencing such change. Agent will have no obligation to monitor and independently determine Parent’s Status, and as to any changes in Parent’s Status that would cause the Applicable Margin and the Applicable Unused Line Fee to decrease under the terms of this Agreement, Agent will only be obligated to implement such changes if (and a Date of Determination will only exist if) the Borrower provides to Agent both the written notice and documentation required by the definition of Date of Determination in Section 1 above.

     1.7 Commitments. From and after the Effective Date, the Commitments of each Lender will be adjusted such that each Lender's Commitment will be as follows:

GMAC Commercial Finance LLC	$55,000,000

Wells Fargo Bank, NA	$50,000,000

Cole Taylor Bank	$20,000,000

Total	$125,000,000

Settlements will be made by Agent to the extent necessary to effectuate the changes in the Commitments noted above. If requested by Agent, the applicable Lender(s) will execute a Commitment and Acceptance to reflect any changes in the Commitments contemplated by this Paragraph 1.6. Borrower acknowledges that as of the Effective Date the Commitments and interests in the Loan Documents of Citizens Bank and ING Capital, LLC (the “Departing Lenders”) are being assigned to and assumed by GMAC CF and Wells Fargo Bank, NA as noted above.

2. CONDITIONS PRECEDENT.

     This Amendment will not be of any force or effect unless Agent receives fully executed copies of Exhibits A, B and C in the forms attached to this Amendment.

3. ACKNOWLEDGEMENTS.

     3.1 Acknowledgment of Liens. Borrower hereby acknowledges, confirms and agrees that Agent, for the benefit of Lenders, has and will continue to have valid, enforceable and perfected first-priority Liens upon and in the Collateral heretofore granted to Agent pursuant to the Loan Documents or otherwise granted to or held by Agent and Lenders.

     3.2 Binding Effect of Documents. Borrower hereby acknowledges, confirms and agrees that: (a) each of the Loan Documents to which it is a party has been duly executed and delivered to Agent and Lenders by Borrower, and each is and will remain in full force and effect as of the date hereof, (b) the agreements and obligations of Borrower contained in the Loan Documents and in this Amendment constitute the legal, valid and binding obligations of Borrower, enforceable against it in accordance with their respective terms (except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief and other equitable remedies are subject to the discretion of the court before which any proceeding therefore may be brought), and Borrower has no valid defense to the enforcement of such obligations, and (c) subject to the terms and provisions of this Amendment, Agent and Lenders are and will be entitled to the rights, remedies and benefits provided for under the Loan Documents and applicable law.

     3.3 Acknowledgement of Performance and no Breach.

     (a) Borrower, Collection Agent and the Originators (by execution of the Reaffirmation and Acknowledgement attached to this Amendment as Exhibit B) acknowledge that, to the best of their knowledge, through the date of this Amendment, (i) Agent and Lenders (including the Departing Lenders) have not breached any of their respective obligations to Borrower under the Loan Documents; and (ii) Borrower, Collection Agent and the Originators have no claims or causes of action against the Agent or the Lenders (including the Departing Lenders) for any acts or omissions prior to the date of this Amendment.

     (b) Agent and Lenders (including the Departing Lenders by execution of the Agreement of Departing Lenders attached to this Amendment as Exhibit C) acknowledge that, to the best of their knowledge (and without relying for such knowledge on the representations and warranties made by Borrower in this Amendment), through the date of this Amendment: (i) the Loan Parties have not breached any of their respective obligations under the Loan Documents, (ii) with the exception of any unpaid fees owing under Sections 2.3 and 11.1 of the Loan Agreement that are not yet due and payable, the Loan Parties have fully satisfied their respective obligations to Agent and Lenders (including the Departing Lenders); and (iii) Agent and Lenders (including the Departing Lenders) have no claims or causes of action against the Loan Parties for any acts or omissions prior to the date of this Amendment.

     (c) The acknowledgements set forth in subsections (a) and (b) above are not intended to and will not be construed to be a waiver of any obligations of any party (including the Originators) to fully comply with all terms and conditions of the Loan Documents in the future.

4. REPRESENTATIONS AND WARRANTIES.

     4.1 Borrower hereby represents and warrants to Agent and Lenders, that:

     (a) There is no Default or Event of Default currently in existence;

     (b) The representations and warranties of Borrower contained in the Loan Agreement and the other Loan Documents, are true and correct in all material respects as of the date hereof with the same effect as though made on the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct as of such earlier date;

     (c) This Amendment has been duly authorized, executed and delivered to Agent by Borrower, is enforceable in accordance with its terms and is in full force and effect;

     (d) The execution, delivery and performance of this Amendment or any other agreement in connection herewith by Borrower will not violate any requirement of law or contractual obligation of Borrower and will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues;

5. MISCELLANEOUS.

     5.1 Effect of Amendment. Except as modified pursuant hereto, no other changes or modifications to the Loan Documents are intended or implied and in all other respects the Loan Documents hereby are ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent of conflict between the terms of this Amendment and the other Loan Documents, the terms of this Amendment will govern and control. The Loan Agreement and this Amendment will be read and construed as one agreement.

     5.2 Further Assurances. At Borrower's expense, Agent will execute and deliver such additional documents and take such further action as may be necessary or desirable to effectuate the provisions and purposes of this Amendment.

     5.3 Successors and Assigns. This Amendment will be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

     5.4 Entire Agreement. This Amendment constitutes the entire understanding of the parties in connection with the subject matter of this Amendment. This Amendment may only be modified or amended in a writing signed by all parties.

     5.5 Survival of Representations and Warranties. All representations and warranties made in this Amendment or any other document furnished in connection with this Amendment will survive the execution and delivery of this Amendment and the other documents, and no investigation by Agent or any Lender or any closing will affect the representations and warranties or the right of Agent and Lenders to rely upon them.

     5.6 Costs and Expenses. Without limiting and in addition to Agent and any other Lender's other rights to reimbursement under the Loan Documents, Borrower agrees to pay to Agent (a) all reasonable fees and disbursements of any counsel to Agent or any Lender connection with the preparation, negotiation, execution, or delivery of this Amendment and any agreements contemplated hereby and (b) reasonable out-of-pocket expenses which will at any time be incurred or sustained by Agent as a consequence of or in any way in connection with the preparation, negotiation, execution, or delivery of this Amendment and any agreements contemplated hereby.

     5.7 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable will not impair or invalidate the remainder of this Amendment.

     5.8 Counterparts. This Amendment and all other documents and agreements provided for herein or delivered or to be delivered hereunder or in connection herewith may be executed in any number of counterparts, and by the parties hereto and/or thereto on the same or separate counterparts, and each such counterpart, when executed and delivered, will be deemed an original, but all such counterparts will together constitute but one and the same agreement or document, as applicable.

     5.9 Amendment Fee. Upon execution of this Amendment, Borrower will pay Agent an amendment fee of $625,000, which fee will be paid by Agent to Lenders according to their respective Pro Rata Shares (after the adjustment of the Commitments as contemplated by paragraph 1.5 of this Amendment).

     5.10 Reviewed by Attorneys. Borrower represents and warrants to Agent and Lenders that it (a) understands fully the terms of this Amendment and the consequences of the execution and delivery of this Amendment, (b) has been afforded an opportunity to discuss this Amendment with, and have this Amendment reviewed by, such attorneys and other persons as Borrower may wish, and (c) has entered into this Amendment and executed and delivered all documents in connection herewith of its own free will and accord and without threat, duress or other coercion of any kind by any Person. The parties hereto acknowledge and agree that neither this Amendment nor the other documents executed pursuant hereto will be construed more favorably in favor of one than the other based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation and preparation of this Amendment and the other documents executed pursuant hereto or in connection herewith.

[Signature page continued on next page]

[Signature Page to First Amendment to Loan and Security Agreement dated October 14, 2010]

GMAC COMMERCIAL FINANCE LLC, as
Agent and a Lender

By:	/s/ George Grieco

	Name:	George Grieco

	Title:	Managing Director

ARVINMERITOR RECEIVABLES
CORPORATION

By:	/s/ Kevin Nowlan
	Name:	Kevin Nowlan
	Title:	President and Treasurer

ARVINMERITOR, INC.

By:	/s/ Jeffrey Craig
	Name:	Jeffrey Craig
	Title:	Senior Vice President and
Chief Financial Officer

WELLS FARGO BANK, NA

By:	/s/ Eero Maki

	Name:	Eero Maki

	Title:	Senior Vice President

[Signature page to First Amendment to Loan and Security Agreement dated October 14, 2010]

COLE TAYLOR BANK

By:	/s/ Richard A. Simons

	Name:	Richard A. Simons

	Title:	Group Senior VP

EXHIBIT A

OFFICER'S CERTIFICATE

     The undersigned, the Assistant Secretary of ArvinMeritor Receivables Corporation (the "Borrower") and Secretary of ArvinMeritor, Inc. (“ArvinMeritor”) certifies to GMAC Commercial Finance LLC ("Agent") as follows:

1.	Borrower and ArvinMeritor have requested that Agent and Lenders amend the Loan and Security Agreement dated September 8, 2009 as provided in the First Amendment to Loan and Security Agreement set forth above (the "Amendment")

2.	The boards of directors of Borrower and ArvinMeritor, as applicable, have authorized and approved the execution of the Amendment and the Reaffirmation being executed by ArvinMeritor in connection with the Amendment.

3.	No further approvals or authorizations are necessary for Borrower and ArvinMeritor to execute the Amendment or any agreements or documents executed or delivered in connection with the Amendment.

Print Name:

Dated: October 14, 2010

EXHIBIT B

REAFFIRMATION AND ACKNOWLEDGEMENT

     The undersigned, as applicable, are parties to the following (collectively, the "Agreements"):

1.	Performance Undertaking made by ArvinMeritor, Inc. ("Parent") in favor of ArvinMeritor Receivables Corporation ("Borrower") dated as of September 8, 2009;

2.	An Assignment dated September 8, 2010 by Parent for the benefit of Meritor Heavy Vehicle Braking Systems (U.S.A.), Inc. ("Braking Systems") and Meritor Heavy Vehicle Systems, LLC ("Vehicle Systems");

3.	A Third Amended and Restated Purchase and Sale Agreement dated as of September 8, 2009 among Borrower, Braking Systems and Vehicle Systems;

4.	Consent to Assignment (which is a part of that certain Assignment of Rights dated September 8, 2009 between Borrower and Agent) executed by Braking Systems and Vehicle Systems;

5.	Acknowledgement and Consent (which is part of that certain Intercreditor Agreement dated as of September 8, 2009 between Agent and JPMorgan Chase Bank, N.A., as administrative agent) executed by Parent, Braking Systems and Vehicle Systems;

6.	Access Agreement among Agent, Vehicle Systems and Braking Systems dated September 8, 2009; and

7.	A letter agreement dated September 8, 2009 between Parent, Braking Systems and Vehicle Systems appointing Vehicle Systems and Braking Systems as sub-agents to provide the Services (as that term is defined in the letter).

     The undersigned represent, warrant, acknowledge and agree as to the Agreements to which they are a party:

A.	The Agreements remain in full force and effect, are enforceable in accordance with their terms and have not been modified or amended since the Agreements were executed;

B.	The representations and warranties contained in the Agreements are true and correct in all material respects as of the date hereof with the same effect as though made on the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct as of such earlier date;

C.	The Agreements are hereby reaffirmed and ratified;

D.	As of the date of set forth below, all parties (including Borrower) are in compliance with their respective obligations under the Agreements and there are no defaults under the Agreements; and

E.	The execution of this Reaffirmation has been duly authorized, executed, and delivered by the undersigned to Agent and is enforceable in accordance with its terms.

     In addition, the undersigned consent to Borrower's execution of the First Amendment to Loan and Security Agreement between Borrower, Parent, GMAC Commercial Finance LLC and the Lenders party thereto, dated on or about the date set forth below (the "Amendment") to the extent such consent is required by any agreement, including the Agreements, or by applicable law. Finally, the Originators hereby adopt and agree to be bound by the terms of Section 3.3 of the Amendment.

ARVINMERITOR, INC.

By:
Jeffrey Craig
Senior Vice President and
Chief Financial Officer

MERITOR HEAVY VEHICLE BRAKING
SYSTEMS (U.S.A.), INC.

By:
Jeffrey Craig
Senior Vice President

MERITOR HEAVY VEHICLE SYSTEMS, LLC

By:
Jeffrey Craig
Senior Vice President

Dated: October 14, 2010

EXHIBIT C

AGREEMENT OF DEPARTING LENDERS

     Citizens Bank and ING Capital LLC (the "Departing Lenders") acknowledge and agree on October 14, 2010:

1.	Capitalized terms not otherwise defined in this Agreement of Departing Lenders (this "Agreement") will have the meanings given in the Loan and Security Agreement dated as of September 8, 2009 among ArvinMeritor Receivables Corporation, as Borrower, ArvinMeritor, Inc., as Initial Collection Agent, GMAC Commercial Finance LLC, as Agent, and the Lenders party thereto, including the Departing Lenders (the "Loan Agreement"). For convenience, the term "First Amendment" means the First Amendment to Loan and Security Agreement among Agent, Initial Collection Agent, Borrower and the Remaining Lenders dated October 15, 2010. Likewise, the term "Remaining Lenders" means all current Lenders other than the Departing Lenders.

2.	The Departing Lenders desire to withdraw as Lenders under the Loan Agreement effective as of midnight on October 15, 2010 (the "Effective Date").

3.	In consideration of the Agent and the Remaining Lenders (together, the "Remaining Parties") consenting to the withdrawal of the Departing Lenders, and other valuable consideration, the Remaining Parties, on the one hand, and the Departing Lenders, on the other hand, mutually and irrevocably release and forever discharge the others from any and all claims, causes of action, suits, contracts, agreements, promises, damages and liabilities whatsoever, whether known or unknown, related to or arising under or on account of any of the Loan Documents, but specifically excluding the Retained Claims. For purposes of this Agreement, the term "Retained Claims" means any settlements to which the Agent, Departing Lenders or the Remaining Lenders are entitled under Section 9.8 of the Loan Agreement, including the Departing Lenders' rights to receive their Pro Rata Share of the unused line fee called for by Section 2.3(A) of the Loan Agreement prior to the Effective Date.

4.	The Departing Lenders represent and warrant that they have not assigned or transferred any of their respective rights or interests in the Commitments or the Loan Documents prior to execution of this Agreement.

5.	To the extent necessary to effectuate the reallocation of the Commitments as provided in the First Amendment: (a) Citizens Bank hereby assigns to GMAC CF as of the Effective Date, all of its right, title and interest in the Loan Documents together with its Commitment its Commitment; and (b) ING Capital LLC hereby assigns to Wells Fargo Bank, NA, as of the Effective Date, all of its right, title and interest in the Loan Documents together with its Commitment.

6.	The Departing Lenders hereby adopt and agree to be bound by the terms of Section 3.3 of the Amendment.

CITIZENS BANK

By:

Print Name:

Title:

ING CAPITAL LLC

By:

Print Name:

Title:

The undersigned accept the assignments noted above and otherwise agree to the terms of the foregoing Agreement of Departing Lenders:

GMAC COMMERCIAL FINANCE LLC,
as Agent and Lender

By:

Name:

Title:

WELLS FARGO BANK, NA

By:

Name:

Title:

[Signatures continued on following page]

[Signatures continued from previous page]

COLE TAYLOR BANK

By:

Name:

Title: